EXHIBIT 10.1

MONMOUTH CAPITAL CORPORATION
as Issuer

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

and

WILMINGTON TRUST COMPANY
as Trustee

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF JULY 31, 2007

with respect to:

The Indenture governing the
8% Convertible Subordinated Debentures Due 2013
dated as of October 23, 2003

           This FIRST SUPPLEMENTAL INDENTURE, dated as of July 31, 2007 (the "Supplemental Indenture"), is entered into by and among Monmouth Capital Corporation, a New Jersey corporation (the "Company"), Monmouth Real Estate Investment Corporation, a Maryland corporation ("MREIC") and Wilmington Trust Company as trustee (the "Trustee"), under an Indenture dated as of October 23,2003 (the "Indenture") governing the Company's 8% Convertible Subordinated Debentures Due 2013 (the "Securities"). All capitalized terms used herein shall have the meanings assigned to them in the Indenture, except to the extent such terms are otherwise defined in this Supplemental Indenture or the context clearly requires otherwise.

RECITALS

           WHEREAS, the Company has heretofore executed and delivered to the Trustee, the Indenture under which the Securities were issued of which approximately $5,270,000 in aggregate principal amount are outstanding as of the date hereof;

           WHEREAS, pursuant to Section 8.01 of the Indenture, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more supplemental indentures, among other things, (i) to make provision with respect to the conversion rights of Holders of Securities pursuant to Section 12.11 and (ii) to make any provision with respect to matters or questions arising under the Indenture as the Company and the Trustee may deem necessary or desirable, provided such action does not adversely affect the interests of the Holders of Securities in any material respect;

           WHEREAS, the Company has entered into a merger agreement with MREIC, and Route 9 Acquisition, Inc., a New Jersey corporation and wholly-owned subsidiary of MREIC ("Route 9"), dated as of March 26, 2007 (the "Merger Agreement"), pursuant to which the parties thereto have agreed that, upon satisfaction of the conditions set forth in the Merger Agreement, Route 9 will merge with and into the Company, with the Company continuing as the surviving corporation (the "Merger");

           WHEREAS, as a result of the Merger, each of the outstanding shares of common stock of the Company will be automatically converted into and exchanged for the right to receive 0.655 shares of common stock of MREIC and MREIC will become the sole shareholder of the Company;

           WHEREAS, as contemplated by Section 12.11 of the Indenture and in consideration of its acquisition of the Company, from and after the effective time of the Merger, the Securities will become convertible into shares of common stock of MREIC on the terms and conditions set forth herein;

           WHEREAS, Section 12.11 of the Indenture requires the Company to execute and deliver to the Trustee a supplemental indenture in connection with the Merger, and this Supplemental Indenture and the amendments set forth herein are authorized pursuant to Section 8.01 of the Indenture referred to above; and

           WHEREAS, the Company has requested that the Trustee execute this Supplemental Indenture in accordance with the Indenture.

           NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

          For good and valuable consideration, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE
AMENDMENT TO INDENTURE

          From and after the time at which the Merger becomes effective in accordance with the New Jersey Business Corporation Act (the "Effective Time"), the Indenture shall be amended as follows:

           SECTION 1.01.     Amended Sections and Subsections of Article I.

                (a)     Section 1.01 of the Indenture is amended to include the following definitions in proper alphabetical order:

"MREIC" means Monmouth Real Estate Investment Corporation, a Maryland corporation, until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent successor or successors.

"MREIC Board of Directors" means either the board of directors of MREIC or any duly authorized committee of that board.

"MREIC Board Resolution" means a resolution duly adopted by the MREIC Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of MREIC to have been duly adopted by the MREIC Board of Directors and to be in full force and effect on the date such certification, shall have been delivered to the Trustee.

                (b)     The following definition in Section 1.01 of the Indenture is amended and restated in its entirety as follows:

"Common Stock," means, the common stock, par value $0.01 per share, of MREIC. Subject to the provisions of Section 12.11, shares issuable on conversion of Securities shall include only shares of Common Stock or shares of any other class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Securities shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassification bears to the total number of shares of all such classes resulting from all such reclassifications.

                (c)     The definition in Section 1.01 of the Indenture "Closing Price Per Share" is hereby amended by deleting the words "the Company" wherever such words appear in such definition and replacing them with the word "MREIC."

           SECTION 1.02.     Amended Sections and Subsections of Article XII.

                (a)     Section 12.01 is amended and restated as follows:

Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Security may be converted into fully paid and nonassessable shares of Common Stock of MREIC at the Conversion Price in effect at the time of conversion. Such conversion right shall commence on July 31, 2007 and expire at the close of business on the day prior to the date of Maturity. In case a Security or portion thereof is called for redemption at the election of the Company, such conversion right in respect of the Security, or portion thereof so called, shall expire at the close of business on the fifth day (or if such date is not a Business Day, the next succeeding Business Day) immediately preceding the redemption date, unless the Company defaults in making the payment due upon redemption, in which case such conversion right will terminate at the close of business on the date the default is cured and the Securities are redeemed.

Effective as of July 31, 2007, the conversion price is $9.16 per share (the "Conversion Price"), and is subject to adjustment in certain instances as provided in this Article XII. The number of shares of Common Stock issuable upon conversion of a Security is determined by dividing the principal amount to be converted by the Conversion Price in effect on the conversion date.

Notwithstanding the foregoing, no Holder may convert any Security if, as a result of such conversion, such Holder would then be deemed to own, directly or indirectly, more than 9.8% of the Common Stock of MREIC. Any attempted conversion in violation of this limitation will be null and void ab initio, and the Holder will acquire no rights or economic interests in such Common Stock. Each Security issued after July 31, 2007 may bear a legend setting forth this limitation.

                (b)     Section 12.02 of the Indenture is hereby amended and restated as follows:

In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security, duly endorsed in blank, at any office or agency of the Company maintained for that purpose pursuant to Section 10.02, accompanied by a duly signed and completed conversion notice substantially in the form set forth in Exhibit A hereto stating that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted, and that upon such conversion, the Holder will not beneficially own, directly or indirectly, more than 9.8% of MREIC's outstanding Common Stock.

Each Security surrendered for conversion (in whole or in part) during the Record Date Period shall (except in the case of any Security or portion thereof which has been called for redemption on a Redemption Date occurring within such Record Date Period and, as a result, the right to convert would terminate in such period) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on the applicable Interest Payment Date on the principal amount of such Security (or part thereof, as the case may be) being surrendered for conversion. The interest so payable on such Interest Payment Date with respect to any Security (or portion thereof, if applicable) which is surrendered for conversion during the Record Date Period shall be paid to the Holder of such Security as of the related Regular Record Date in an amount equal to the interest that would have been payable on such Security if such Security had been converted as of the close of business on such Interest Payment Date. Interest payable in respect of any Security surrendered for conversion on or after an Interest Payment Date shall be paid to the Holder of such Security as of the next preceding Regular Record Date, notwithstanding the exercise of the right of conversion. Except as provided in this paragraph and subject to the last paragraph of Section 3.07, no cash payment or adjustment shall be made upon any conversion on account of any interest accrued from the Interest Payment Date next preceding the conversion date, in respect of any Security (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the Common Stock issued upon conversion. MREIC's delivery to the Holder of the number of shares of Common Stock (and cash in lieu of fractions thereof, as provided in this Indenture) into which a Security is convertible will be deemed to satisfy the Company's obligation to pay the principal amount of the Security.

Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, MREIC shall issue and deliver to the Trustee, for delivery to the Holder, a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 12.03.

In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Security.

A Security may be converted in part, but only if the principal amount of such Security to be converted is any integral multiple of U.S. $1,000 and the principal amount of such security to remain Outstanding after such conversion is equal to U.S. $1,000 or any integral multiple of $1,000 in excess thereof.

                (c)     Section 12.04 of the Indenture is hereby amended by deleting the words "the Company", "Board of Directors" and "Board Resolutions" wherever such words appear in such Section and replacing them, respectively, with ‘MREIC", "MREIC Board of Directors" and "MREIC Board Resolutions."

                (d)     Sections 12.05, 12.06, 12.07 12.08, 12.09, 12.11 and 12.12 of the Indenture are hereby amended by deleting the words "the Company" wherever such words appear in such Sections and replacing them with the word "MREIC."

                (e)     Section 12.13 of the Indenture is hereby amended by adding the words "or MREIC" after the words "the Company" wherever such words appear in such Section.

ARTICLE TWO
MISCELLANEOUS

           SECTION 2.01.     Effective Date of This Supplemental Indenture.

          This Supplemental Indenture shall be effective as of the date first written above.

           SECTION 2.02.     Indenture Ratified.

           Except as hereby otherwise expressly provided, the Indenture is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

           SECTION 2.03.     Counterparts.

          This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

           SECTION 2.04.     Trustee Not Responsible.

          The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness.

           SECTION 2.05.     Supplemental Indenture is an Indenture.

          This Supplemental Indenture is an amendment to and implementation of the Indenture, and the Indenture and this Supplemental Indenture shall be read together from and after the effectiveness of this Supplemental Indenture.

           SECTION 2.06.     Governing Law.

          This Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York.

          IN WITTNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

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THE COMPANY:

MONMOUTH CAPITAL CORPORATION

By: /s/ Eugene W. Landy
       Name:  Eugene W. Landy
       Title:    Chairman of the Board and President

MREIC

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

By: /s/ Eugene W. Landy
       Name:  Eugene W. Landy
       Title:    Chairman of the Board and President

THE TRUSTEE: WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Trustee By: /s/ Mary C. St. Amand Name: Mary C. St. Amand Title: Vice President